FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


          Date of Report (Date of earliest event reported): Dec 8, 2003



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              911 E. Colorado Blvd. Third Floor Pasadena, CA 91106
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437

Item 1.           Changes in Control of Registrant

                  None

Item 2.           Acquisition or Disposition of Assets

                           On November 21, 2003, The Hartcourt Companies,  Inc.,
                  a Utah Corporation (Registrant), signed an agreement to purchase all the interests of Pengyang Computer Co., Ltd. ("Pengyang"), a major notebook computer retailer and marketer based in Shanghai, China. The purchase price for all the interests of Pengyang is 14.85 Million RMB (US$1.8Mil) payable in 1,530,000 restricted common shares of Hartcourt, calculated at $0.60 a share, and 6.2% of ownership of Huaqing.

                           Pengyang  owns  and  operates  12  retail  stores  in
                  Shanghai area specializing in notebook computers. The company is major distributor and retailer for HP, IBM, BENQ, ASUS and Compower. The stores also carry notebooks and accessories of Samsung, Fujitsu, Compaq, Toshiba, and Intel.

                           After  the   acquisition,   Pengyang  will  be  fully
                  integrated into the operations of Huaqing, of which Hartcourt will continue to hold a 51% interest.


Item 3.           Bankruptcy or Receivership

                  None

Item 4.           Changes in Registrant's Certifying Accountant

                  None

Item 5.           Other Events

                  None

Item 6.           Resignation of Registrant's Directors

                  None

Item 7.           Financial Statements and Exhibits

                  The unaudited pro forma condensed financial statements will be filed at a later date.

Item 8.           Change in Fiscal Year

                  None

                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE HARTCOURT COMPANIES INC.



Dated: December 8, 2003                     By: /s/ David Chen
                                            ------------------
                                            David Chen
                                            Chief Executive Officer